UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

MIDEX GOLD, CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150784	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kanonyele, Box 55758 Dar es Salaam, Tanzania	N/A
(Address of principal executive offices)	(Zip Code)

+255 788 364 496

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Certain Officers Appointment of Certain Officers.

On May 27, 2009, Midex Gold, Corp. (the “Company”) received a notice of resignation from Vera Vechera as President of the Company.  Ms. Vechera’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.  Ms. Vechera remains in her other positions with the Company including on our board of directors.

On May 27, 2009, the Company appointed Morgan Magella as its new President.  Mr. Magella has an extensive background in geology.  For the past nine years, Mr. Magella has been the Chief Geologist for GD Exploration, a private company, based in the Peoples Republic of Congo.

Mr. Magella will serve as our President until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer.  There are no family relationship between Mr. Magella and any of our officers or directors.  Mr. Magella has not held any directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Item 8.01.  Other Events.

The Company has changed the location of its principal offices to:  Kanonyele, Box 55758, Dar es Salaam, Tanzania.  The Company’s new telephone number is +255 788 364 496.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDEX GOLD, CORP.

Date: May 28, 2009	By:	/s/ Vera Vechera
Vera Vechera, Director

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